UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Soliciting Material Pursuant to §240.14a-12

Enstar Group Limited
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The below email was sent to employees of Enstar Group Limited (“Enstar” or the “Company”) on July 29, 2024 by Enstar's Chief Executive Officer in connection with the proposed acquisition of Enstar by Sixth Street, with other institutional investors participating in the transaction.

Message sent on behalf of Dominic Silvester, CEO

All

I am writing to share some exciting news about a significant milestone for Enstar that we have just announced to the market. I am pleased to announce that Enstar entered into a definitive merger agreement under which Sixth Street will acquire Enstar, with Liberty Strategic Capital, J.C. Flowers & Co. LLC, and other institutional investors participating in the transaction.

In Sixth Street, we have found a well-suited partner that shares our company culture, including pride in their entrepreneurial team culture, work ethic, and innovative solutions that put our people first. We are confident that Sixth Street is the right home for Enstar moving forward.

Both before and after the closing of the proposed transaction, Enstar is expected to continue to operate as a standalone business – maintaining its current operations and business strategy.

However, Orla Gregory, our President, will step down at the end of the year. Orla has been a pivotal leader at Enstar, contributing significantly to the Company’s growth and success over her 21-year tenure, and serving in senior executive leadership roles since 2015. While not driven by the transaction announced today, she has been reflecting on her tenure and next steps, and feels that 31 December, 2024 is the right time to step away. It provides her with the opportunity to help lead the Company’s preparations for closing the merger and its transition to a privately held business. We support Orla’s decision and appreciate the advance notice and commitment to working with us for the next five critical months.

For over 30 years, we have built Enstar into one of the lead legacy market companies in the world. We should all be proud of the robust business model we have created, proven to deliver for all stakeholders across insurance cycles. Our business is built on exceptional leadership strength, pricing and claims expertise, and an entrepreneurial, solutions-focused culture supported by our highly talented people. None of that will change in this next chapter.

As some of you will know, Sixth Street first became a shareholder of ours in the second half of 2023 and has gotten to know Enstar’s business and team very well. Over time, we’ve established a shared view for the future of the business.

We will remain focused on delivering attractive and innovative solutions for our partners around the globe, and with a team more than 600 strong across North America, Europe, and Asia, we will greatly benefit from Sixth Street’s oversight, experience, and track record. We are working to obtain regulatory and shareholder approvals, and we expect to close the transaction in mid-2025.

Global Town Hall – Wednesday 31 July

I, alongside other members of the Group Executive Team, will host an All Employee Town Hall on Wednesday 31 July, at 10:30am ET / 15:30pm UK to share more details on today’s announcement (which is attached to this email) and answer as many of your questions as we can. We will only be able to answer questions submitted in advance, so please send your questions by 13:00 pm ET / 17:00 pm UK on Tuesday 30 July to communications@enstargroup.com. Over the coming weeks, please direct any additional questions to Leadership group.

It is possible today’s announcement may generate additional attention from external parties. Should you receive any inquiries from outside our organisation, including from the media, investors, or customers, please immediately forward them to Jenna Kerr, Director of Global Communications, at Jenna.kerr@enstargroup.com and Ed Berry at FTI Communications at Edward.berry@FTIConsulting.com, who will respond on Enstar’s behalf.

Thank you for your continued support and incredible contribution to our ongoing success. With Sixth Street, we have a bright future ahead of us, and together, we are uniquely positioned as we embark on the next chapter of our story.

Sincerely,

Dominic

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. These statements include statements regarding the intent, belief or current expectations of the Company and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including those related to the satisfaction of any post-closing regulatory requirements.

Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the completion of the proposed transaction on the anticipated terms and timing, (ii) the satisfaction of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that the Company’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction (including the ability of certain customers to terminate or amend contracts upon a change of control) will harm the Company’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the ability of the Company to retain and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) unexpected costs, liabilities or delays associated with the transaction; (xv) the response of competitors to the transaction; (xvi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; (xvii) those risks and uncertainties set forth under the headings “Forward Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (xviii) those risks that will be described in the proxy statement that will be filed with the SEC and available from the sources indicated below.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed transaction. There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, or to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

Important Information for Investors and Shareholders

This communication is being made in connection with the proposed transaction involving the Company. In connection with the proposed transaction, the Company plans to file with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement on Schedule 14A. The definitive proxy statement (if and when available) will be mailed to shareholders of the Company. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Shareholders will be able to obtain, free of charge, copies of such documents filed by the Company when filed with the SEC in connection with the proposed transaction at the SEC’s website (http://www.sec.gov). In addition, the Company’s shareholders will be able to obtain, free of charge, copies of such documents filed by the Company on the Company’s website (https://investor.enstargroup.com/). Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to Investor Relations at A.S. Cooper Building, 4th Floor, 26 Reid Street Hamilton, Bermuda.

Participants in Solicitation

The Company, its respective directors and certain of its executive officers may be deemed to be “participants” (as defined under Section 14(a) of the Exchange Act) in the solicitation of proxies from shareholders of the Company with respect to the potential transaction. Information about the identity of the Company’s directors is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on April 26, 2024 (the “2024 Proxy”) (and available here). Information about the compensation of the Company’s directors is set forth in the section entitled “Director Compensation” starting on page 39 of the 2024 Proxy (and available here) and information about the compensation of the Company’s executive officers is set forth in the section entitled “Executive Compensation” staring on page 43 of the 2024 Proxy (and available here). Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Securities Act) are disclosed in the section entitled “Certain Relations and Related Party Transactions” starting on page 101 of the 2024 Proxy (and available here). Information about the beneficial ownership of the Company securities by the Company’s directors and named executive officers is set forth in the section entitled “Beneficial Ownership of Certain Holders” on page 99 of the 2024 Proxy (and available here).

Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://investor.enstargroup.com/.